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                                                                   EXHIBIT 10.15

                                      LEASE

                             NEXUS SORRENTO GLEN LLC

                                    Landlord

                                       and

                                GENETRONICS, INC.

                                     Tenant

                                  SORRENTO GLEN
                              SAN DIEGO, CALIFORNIA


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                                      LEASE

        THIS LEASE is made as of AUGUST 26, 1999, by and between NEXUS SORRENTO GLEN LLC ("Landlord") and GENETRONICS, INC. ("Tenant").

LEASE OF PREMISES.

                1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises ("Premises") within the two buildings located at the addresses set forth below (hereinafter collectively called the "Building"), together with non-exclusive easements and rights of way to use the Common Areas and parking and other privileges appurtenant to the Premises. The Premises are crosshatched on the floor plan attached hereto as Exhibit "A", and are situated on the floor and suite of the Building as set forth in Section
2.1.2. The real property upon which the Building is located and all landscaping, parking facilities, and other improvements and appurtenances related thereto, are hereinafter collectively referred to as the "Project". All portions of the Project which are for the non-exclusive use of tenants of the Building, including without limitation driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and Building lobbies, are hereinafter referred to as "Common Areas".

        2. BASIC LEASE PROVISIONS.

                2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                        2.1.1   Address of the Building:

                                11189 and 11199 Sorrento Valley Road
                                San Diego, California 92121

                        2.1.2 Designation of Premises: 11189 Sorrento Valley Road, Suites E - G, and 11199 Sorrento Valley Road, Suites A - F, I, K, and J.

                        2.1.3   Rentable Area of Premises: 24,931 square feet

                        2.1.4   Initial Basic Annual Rent: $397,898.76

                        2.1.5 Initial Monthly Rental Installments of Basic Annual Rent: $33,158.23

                        2.1.6   Tenant's Pro Rata Share of Project: 56.15%



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                        2.1.7   (a) Term Commencement Date: January 1, 2000.

                                (b) Term Expiration Date: December 31, 2004.

                        2.1.8   Security Deposit: $22,190.86, to increase per
                                Section 9.1.

                        2.1.9 Permitted Use: Laboratory, vivarium, office, light assembly, and research and development.

                        2.1.10  Address for Rent Payment and Notices to
                                Landlord:

                                Nexus Sorrento Glen LLC
                                c/o Nexus Properties, Inc.
                                4350 La Jolla Village Dr. Suite 930
                                San Diego, CA 92122
                                Tel:  619/587-2100
                                Fax:  619/587-9796

                        2.1.11  Address for Notice to Tenant:

                                Markus Hofmann
                                Genetronics, Inc.
                                11199 Sorrento Valley Road, Suite A
                                San Diego, CA  92121

        3. TERM.

                3.1 This Lease shall take effect upon the date of execution hereof by both parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution, subject to (i) Landlord's completion of Landlord's Work (as defined below), and (ii) Landlord's delivery of a Nondisturbance Agreement from Landlord's Mortgagee substantially in the form of Exhibit "B" attached hereto.

                3.2 The term of this Lease is as set forth in Section 2.1.7.

        4. POSSESSION AND COMMENCEMENT DATE.

                4.1 The Commencement Date of this Lease in January 1, 2000.

                4.2 Possession of areas necessary for utilities, services, safety and operation of the



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Building is reserved to Landlord, provided Landlord's use of such areas shall not interfere with Tenant's quiet enjoyment of the Premises. Should Landlord need to take space within the Tenant's Premises, and Tenant will no longer have effective use of the space, Tenant's Rentable Area and Basic Annual Rent will be reduced accordingly.

                4.3 Tenant agrees to take the Premises "As Is" with no additional work required of Landlord.

        5. RENT.

                5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.4, subject to the rental adjustments provided in Article 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.5, subject to the rental adjustments provided in Article 6 hereof, each in advance on the first day of each and every calendar month during the term of this Lease.

                5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share, as set forth in Section 2.1.6, of Operating Expenses as provided in Article 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

                5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, except as expressly provided in this Lease, in lawful money of the United States of America, at the office of Landlord as set forth in
Section 2.1.10 or to such other person or at such other place as Landlord may from time to time designate in writing. In the event the term of this Lease ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty
(30) day month and shall be paid at the then current rate for such fractional month.

                5.4 It is the intent of the parties that Tenant shall pay its Pro Rata share of all costs and expenses relating to the Premises unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense.

        6. RENT ADJUSTMENTS.

                6.1 Basic Annual Rent shall increase by $0.05 per square foot per month on each annual anniversary of of the Term Commencement Date.



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        7. OPERATING EXPENSES.

                7.1 As used herein, the term "Operating Expenses" shall include:

                        (a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments including amounts due under any improvement bond upon the Building and/or Project including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments levied in lieu thereof imposed by any governmental authority of agency, any tax on or measured by gross rentals received from the rental of space in the Building, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statues or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building, any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, any fee for a business license to operate an office building, and any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or of another tenant of the Project.

                        (b) All reasonable and normal costs paid or incurred by Landlord in connection with the operation and maintenance of the Building and the Project in accordance with the terms of this Lease, including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements (excluding capital replacements) to improvements within the Project as appropriate to maintain the Project in first class condition; costs of utilities furnished to the Common Areas; sewer fees; trash collection; cleaning, including windows; heating, ventilation, and air conditioning; maintenance of landscape and grounds; maintenance of drives and parking areas; security services and devices; building supplies; maintenance and replacements to equipment utilized for operation and maintenance of the Project; insurance premiums (excluding earthquake premiums); portions of insured losses paid by Landlord as part of commercially reasonable deductible portion of loss by reason of insurance policy terms and excluding deductibles for earthquakes and other uninsured casualties and provided that any capital items and insurance deductibles shall be amortized over their useful life; service contracts; costs of services of independent contractors retained to do work of nature before referenced; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project (but excluding corporate overhead and anyone above the level of Building Manager), its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floorwaxers, window-washers, watchmen, gardeners, sweepers, and handymen, and costs of management services equal to three and five-tenths percent (3.5%) of Basic Annual Rent.

                        (c) Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses which relate to preparation of rental space for a tenant; expenses of



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initial development and construction, including but not limited to, grading, paving, landscaping, and decorating (as distinguished from repair and replacement of an improvement previously located in the Project, but excluding costs of correcting any construction defects or costs of complying with Americans with Disabilities Act ("ADA") requirements unless such ADA requirements are triggered by improvements to or use of the Premises by Tenant); legal expenses relating to other tenants; costs of repair to the extent reimbursed by payment received by Landlord of insurance proceeds, or recovery from a third party (but less costs of obtaining such recovery); costs of capital replacements (defined as items costing in excess of $5,000 and with useful lives of 5 years or more), except for routine maintenance thereof, and except for package HVAC units used exclusively for Tenant's Premises, and except for cost saving capital items or capital items required by new laws enacted after the date of this Lease, which costs of such capital items shall be amortized over the useful life of such capital items; interest upon loans to Landlord or secured by mortgage or deed of trust covering the Project or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is an Operating Expense under subparagraph (a) above); salaries of executive officers of Landlord; costs of new improvements added to the Project (as distinguished from repair or replacement of an improvement previously located in the Project); depreciation claimed by Landlord for tax purposes; taxes of the types set forth within the last sentence of subparagraph (a) above; and any other expense otherwise chargeable as part of the cost of operation and maintenance but which is not of general benefit to the Project but is primarily for the benefit of Landlord or one or more specific tenant(s), in which case any allocation of such expense shall be to Landlord or the specific tenant(s) benefitted. In no event shall Landlord pay more than fair market value for any Operating Expense items. All items of expenses shall be fairly and reasonably allocated between other portions of the Project that are benefitted by such services.

                7.2 Tenant shall pay to Landlord on the first day of each calendar month of the term of this lease, as Additional Rent, Landlord's estimate of Tenant's Pro Rata Share (as set forth in 2.1.6) of Operating Expenses with respect to the Project for such month.

                        (a) "Tenant's Pro Rata Share" under this Lease, as defined in 2.1.6, shall mean (i) the Rentable Area in the Premises divided by
(ii) the Rentable Area in the Building.

                        (b) Within ninety (90) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within 30 days after Tenant's receipt of the statement. If the amounts paid by Tenant pursuant to Section 7.2 exceeds Tenant's Pro Rata Share of Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

                        (c) Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

                7.3 Tenant shall have the right, at Tenant's expense, upon reasonable notice during



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reasonable business hours, to audit Operating Expenses and have a representative inspect and make copies of Landlord's books and records relating to preparation of this statement provided any request for such review shall be furnished within three (3) months of Tenant's receipt of such statement for actual Operating Expenses. Landlord shall keep and maintain its books and records in such detail in accordance with real estate industry standards to permit such audit within such time period. If the audit shows Landlord overcharged Tenant more than 5%, Landlord shall pay the reasonable costs of the audit.

                7.4 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date, except that if Landlord shall permit Tenant possession of the Premises for the purpose of conducting business therefrom (as opposed to the purpose of preparing the Premises for occupancy) prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession. The responsibility of Tenant for Operating Expenses attributable to the Premises shall continue to the later of (i) the date of termination of the Lease, or (ii) the date Tenant has fully vacated the Premises.

                7.5 Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

        8. RENTABLE AREA.

                8.1 The Rentable Area of the Premises is determined by measuring to the center of partitions that separate the space of Tenant from adjoining space of other tenants and to the outside finished surfaces of the permanent outer Building wall, without deduction for columns, projections or vertical penetrations (such as elevators and stairwells) which may be included in the Building. The Premises shall not be subject to remeasurement or recalculation during the Term of the Lease and shall be conclusively be deemed to be the number stated in Section 2.1.3 hereof.

        9. SECURITY DEPOSIT.

                9.1 The initial Security Deposit required under this Lease of $22,190.86 is currently in the possession of Landlord. On January 1, 2001, and again on January 1, 2002, the Security Deposit shall increase by $1,246.55, commensurate with the increase in the monthly Base Rent. No further increases in the Security Deposit will be required by Landlord during the Term of the Lease.

                9.2 In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.



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                9.3 Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Premises and thereupon Landlord shall be discharged from any further liability with respect to such deposit.
This provision shall also apply to any subsequent transfers.

                9.4 Provided Tenant is not then in default the security deposit, or any balance thereof, shall be returned to Tenant within two (2) weeks after the expiration or earlier termination of this Lease.

        10. USE.

                10.1 Tenant shall use the Premises for the purpose set forth in
Section 2.1.9 and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

                10.2 Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's particular use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

                10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and Project and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Project and Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section.

                10.4 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

                10.5 No awnings or other projection shall be attached to any outside wall of the Building. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, nor shall any bottles, parcels, or other articles be placed on the windowsills.

                10.6 Tenant may install at its expense a Project-standard sign on the exterior of the Building next to the entrance to the Premises. Any current signs previously installed by Tenant are acceptable to Landlord and shall be permitted to remain through the Term of the Lease.

                10.7 Tenant shall not do or permit anything to be done in or about the Premises



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which shall in any way obstruct or materially interfere with the rights of other tenants or occupants of the Building, or injure them, or use or allow the Premises to be used for unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on, or about the Premises.

        11. BROKERS.

                11.1 Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than The Irving Hughes Group, which broker represents Tenant and not Landlord, and that it knows of no other real estate broker or agent (other than Landlord's broker, CB Richard Ellis) who is or might be entitled to a commission in connection with this Lease.

                11.2 Tenant represents and warrants that no other broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

                11.3 The employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless placed within this Lease. Landlord is executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 11.1 and 11.2.

        12. HOLDING OVER.

                12.1 If, with Landlord's consent, Tenant holds possession of all or any part of the Premises after the term of this Lease, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with
Article 6 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 7, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

                12.2 If Tenant remains in possession of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred twenty five percent (125%) of the monthly rental in effect during the last thirty (30) days of the Lease term.

                12.3 Acceptance by Landlord of rent after such expiration of earlier termination shall not result in a renewal or reinstatement of this Lease.

                12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.



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        13. TAXES ON TENANT'S PROPERTY.

                13.1 Tenant shall pay before delinquency taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

                13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord after written notice to Tenant pays the taxes based upon such increase in the assessed valued, then Tenant shall upon demand repay to Landlord the taxes so levied against Landlord.

        14. CONDITION OF PREMISES.

                14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the Building or Project except as set forth herein, or with respect to the suitability for the conduct of Tenant's business. To the best of Landlord's knowledge, the Building, Project and Premises were constructed in compliance with all applicable laws at that time.

        15. COMMON AREAS AND PARKING FACILITIES.

                15.1 Tenant shall have the nonexclusive right, in common with others, to use the Common Areas, subject to reasonable rules and regulations adopted by Landlord and attached hereto as Exhibit "C" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord (the "Rules and Regulations"); provided, however, that no changes in the Rules and Regulations shall increase the Rent or costs to Tenant or deprive Tenant of any of its rights under this Lease. Notwithstanding anything to the contrary contained herein or in the Rules and Regulations, if there is any conflict between the terms and conditions of this Lease and the Rules and Regulations, the provisions of this Lease shall prevail.

                15.2 Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded. Upon such determination, Landlord may allocate parking spaces among Tenant and other tenants in a fair and equitable manner based on each Tenant's pro rata share of space leased at the project. In the alternative, if Landlord determines that Tenant's customers, clients, or invitees appear to be using more than the number of parking spaces that would otherwise be attributable to a reasonable number of parking spaces for Tenant's use, Landlord may require Tenant and its employees to obtain additional parking outside the Project to reduce any overburdening caused by Tenant. However, nothing in this
Section is intended to create an affirmative duty on Landlord's part of monitor parking. Tenant shall have exclusive use on one (1) marked space through the Term of the Lease.

                15.3 Landlord reserves the right to modify Common Areas including the right to



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add or remove real property, provided no such change is of the nature to have a material adverse effect upon Tenant's use and enjoyment of Premises or Common Area, including access to and from the Premises and parking in the Common Area.

        16. UTILITIES AND SERVICES.

                16.1 Tenant shall pay, prior to delinquency, for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises, together with any taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay its proportionate share of all charges jointly metered with other premises based on the square footage of the Premises not separately metered over the square footage of the other premises that share a meter with Tenant's Premisesas part of its share of Operating Expenses.

                16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, Landlord's failure to furnish any such utility or service when such failure is caused by accident, breakage, repairs, strikers, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause beyond Landlord's reasonable control; provided, if such failure continues for more than five (5) consecutive days or more than ten (10) days during any twelve (12) month period, Tenant shall be entitled to an abatement of Rent during the period of such interruption of utilities or services (but shall pay to Landlord proceeds of insurance, if any, covering any such Rent during the period of interruption).

                16.3 Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, use any device in the Premises, including but without limitation, data processing machines, which will in any way increase the amount of electricity or water usually furnished or supplied for the use set forth in Section 2.1.9. Landlord acknowledges that as of the date of this Lease, all equipment being used by Tenant is acceptable.

        17. ALTERATIONS.

                17.1 Tenant shall make no alterations, additions or improvements in or to the Premises costing in excess of $10,000 other than wall coverings, paneling, built-in cabinet work, installation of movable furniture, and trade fixtures, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and then only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

                17.2 Tenant agrees that there shall be no material construction of partitions or other obstructions which materially interferes with access to mechanical installation or service facilities of the Building or materially interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

                17.3 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.



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                17.4 All such work shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Premises.

                17.5 Before commencing any work, Tenant shall give Landlord at least five (5) days' prior written notice of the proposed commencement of such work and shall, if required by Landlord for any work in excess of $50,000, secure at Tenant's own cost and expense a completion and lien indemnity bond, reasonably satisfactory to Landlord, for said work.

                17.6 All alterations, decorations, fixtures, additions and improvements attached to or built into the Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, paneling, and built-in cabinet work (unless removable as trade fixtures), shall, unless Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof.

                17.7 Tenant shall repair any damage to the Premises caused by Tenant's removal of any property from the Premises.

                17.8 All articles of personal property and all business and trade fixtures, machinery and equipment, fume hoods, glass wash equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease, provided Tenant pay for any damage to the Premises caused by such removal. If Tenant shall fail to remove all of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord within 30 days after demand any expenses incurred by such removal and storage or Landlord may, at its option, after 30 days, sell said property or any of the same, at private sale, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

                17.9 Notwithstanding any other provision of this Article 17 to the contrary, in no event may Tenant remove any improvement from the Premises as to which Landlord contributed payment without Landlord's prior written consent.

        18. REPAIRS AND MAINTENANCE.

                18.1 Landlord shall repair and maintain the Building and Project, including the



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structural and exterior portions and Common Areas of the Building and Project, and including roofing and covering materials, the plumbing, fire sprinkler system (if any), water, sewer, heating, ventilating, air conditioning, elevator, and electrical and all mechanical and utility systems, installed or furnished by Landlord in a first-class condition, and to comply with applicable laws.

                18.2 Except for services of Landlord, if any, required by
Section 18.1, Tenant shall at Tenant's sole cost and expense keep the Premises in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear damage from causes beyond the reasonable control of Tenant excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof during the term or any extended term of the Lease. Landlord shall also maintain and repair any damage to the Premises caused by Landlord or its agents or employees' negligence, fault or breach of duty.

                18.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Articles entitled, "Damage or Destruction" and "Eminent Domain" or as otherwise provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the rights under Section 1941 and 1942 of the California Civil Code or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

                18.4 Repairs and maintenance under this Article 18 which are obligations of Landlord are subject to allocation among tenants as Operating Expenses. However, if the repairs or maintenance are required in whole or in part because of any neglect, fault of or omissions of any duty by Tenant, its agents or employees, and the cost of such maintenance and repair is not covered by insurance maintained by Landlord, Tenant shall pay to Landlord the entire cost of such maintenance and repairs, not just its Pro Rata Share.

                18.5 This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Building and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction this Article 18 shall not be applicable and the provisions of
Article 22 entitled "Damage or Destruction" shall apply and control.

        19. LIENS.

                19.1 Tenant shall keep the Premises, the Building and the property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant.

                19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1 when required as set forth therein, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be due from Tenant as Additional Rent within thirty (30) days after demand.

                19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Premises, Tenant shall within thirty (30) days after filing such Financing Statement cause (i) copy of Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or Project. Landlord agrees to execute landlord's consents and waivers with respect to any such financing obtained by Tenant that complies with the foregoing provisions.

        20. INDEMNIFICATION AND EXCULPATION.

                20.1 Tenant, during the term of this Lease, agrees to indemnify Landlord against and save Landlord harmless from all demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for injury to person or to property occurring within the Premises and arising out of Tenant's use and occupancy of the Premises, except if caused by the willful acts or negligence of Landlord, or covered by Landlord's insurance (the premiums of which are part of the Operating Expenses).

                20.2 Landlord, during the term of this Lease, agrees to indemnify Tenant against and save Tenant harmless from all demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorney's fees), for injury to person or property occurring within the Building and Project, except those occurring within the Premises and except if caused by the willful acts or negligence of Tenant.

                20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property, including loss of records kept within the Premises including but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type including but not limited to broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to willful disregard of Landlord of written notice of need for a repair for an unreasonable period of time. Tenant further waives any claim against Landlord for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

                20.4 Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Building.

                20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties. Tenant shall at Tenant's cost obtain insurance coverages to the extent Tenant desires protection against such criminal acts.

        21. INSURANCE - WAIVER OF SUBROGATION.

                21.1 Landlord shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, may further insure as Landlord deems appropriate coverages against flood and/or earthquake (but the cost of flood and earthquake insurance shall not be chargeable to Tenant as Operating Expenses), loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant or which are in addition to the Standard Improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building.

                21.2 Landlord shall further carry public liability insurance with single limit of not less than One Million Dollars ($1,000,000.00) for death or bodily injury, or property damage with respect to the Project and unrented, uninsured or insured for less than loss claim, areas of the Building and walks, drives, parking areas, landscaped areas, and other appurtenances thereto.

                21.3 Tenant at its own cost shall procure and continue in effect from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the term of this Lease (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) per occurrence for death or bodily injury and not less than One Million Dollars ($1,000,000.00) for property damage with respect to the Premises.

                21.4 The aforesaid insurance required of Tenant shall name the Landlord, its agents and employees, as an additional insured. Said insurance shall be written by companies authorized to do business in California and rated AVII or better in Best's Insurance Guide. Each party shall obtain from the insurance companies or cause the insurance companies to furnish certificates of coverage to the other party. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty
(30) days' prior written notice to the other party from the insurer. Tenant's policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Any policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Each party shall, at least twenty (20) days prior to the expiration of such policies, furnish the other party with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premiums for such policies together with a five percent (5%) handling charge, payable upon demand.

                21.5 Subject to Section 20 hereof, Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

                21.6 In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender to Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

                21.7 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against, or required to be insured against, under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers to continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either (i) procure such insurance in companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Premises bears to the insured area). If neither (i) nor (ii) are done, this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

                21.8 Not more frequently than once each three (3) years, Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to level then being required of new tenant of space within the Project.

        22. DAMAGE OR DESTRUCTION.

                22.1 In the event of a partial destruction of the Building by fire or other perils covered by extended coverage insurance, not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount if paid by Landlord shall be an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

                22.2 In the event of any damage to or destruction of the Building other than as provided in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect, provided Tenant may elect to terminate if Tenant will not be either (i) furnished reasonably suitable substitute space during the restoration period, or (ii) be restored to possession of the Premises within one hundred twenty (120) days of the date of destruction. If Landlord elects not to repair, then this Lease shall terminate as of date of destruction.

                22.3 Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building or Project within the ninety (90) day period commencing on the date of damage or destruction.

                22.4 Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord except for items which have theretofore occurred.

                22.5 In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages occasioned by any such damage, repair, reconstruction or restoration.

                22.6 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord or Tenant, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Premises are not then substantially complete. Any such election shall be by written notice delivered to the other party.

                22.7 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense; the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall upon the need for replacement due to insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of upgrades, except to such extent as insurance proceeds are adequate to provide such upgrades in addition to providing for basic reconstruction and standard improvements.

                22.8 Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

        23. EMINENT DOMAIN.

                23.1 In the event the whole of the Premises, or such part thereof as shall substantially interfere with the Tenant's use, access and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

                23.2 In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals. Tenant may elect to terminate this Lease provided such taking is of material detriment to Tenant's use of the Premises such as the permanent loss of the use of Suites E - G of 11189 Sorrento Valley Road, or such as might be the case if a material portion of parking areas serving the Building were taken and alternative parking facilities were not available. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both.

                23.3 Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property and fixtures, including excess tenant improvements which were installed at Tenant's expense and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

                23.4 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises, Building, and Project to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, the rent shall be abated proportionately on the basis of the percentage of the rental value of the Premises after such taking and the rental value of the Premises prior to such taking.

        24. DEFAULTS AND REMEDIES.

                24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, not are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days of the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within 5 days of when due shall bear interest from the date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

                24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

                24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent or Rental Adjustments) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for thirty
(30) days after notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use of the Building by any other tenant or with the efficient operation of the Building, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

                24.4 The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

                        (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

                        (b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty
(30) day period and thereafter diligently prosecute the same to completion;

                        (c) Tenant makes an assignment for the benefit of creditors;

                        (d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                        (e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                        (f) Any involuntary petition if filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within sixty (60) days; or

                        (g) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within sixty (60) days of the action.

                        Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period to time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

                24.5 In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenants, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                        (a) The worth at the time of aware of any unpaid rent which had been earned at the time of such termination; plus

                        (b) The worth at the time of aware of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

                        (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                        (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

                        (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                        As used in Subsections (a) and (b) above, "worth at the time of award" shall be computed by allowed interest at the rate specified in
Section 24.1. As used in Subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percentage point.

                24.6 In the event of a Default by Tenant, and at any time thereafter, with or without terminating this Lease, and with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. No such re-entry shall be considered or construed to be a forcible entry by Landlord. If Landlord does not elect to terminate this lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

                24.7 In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

                        First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                        Second, to the payment of the costs and expenses of reletting the Premises, including reasonable alterations and repairs which Landlord deems reasonably necessary and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Premises and such reletting;

                        Third, to the payment of rent and other charges due and unpaid hereunder; and

                        Fourth, to the payment of future rent and other damages payable by Tenant under this Lease.

                24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder of any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

                24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered.

                24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but (except in case of emergency) in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion.

                24.11 Notwithstanding anything in the foregoing to the contrary, if Landlord does not cure or diligently commence to cure a Landlord's default or breach of any of the provisions of this Lease within thirty (30) days or such longer period as may be reasonably necessary after written notice from Tenant (or such lesser time as is reasonable in the event of an emergency) to Landlord and any mortgagee or lender of landlord that requests notice, specifying such default or breach, or thereafter fails to diligently complete such cure, any such default or breach by Landlord shall be grounds for Tenant to elect, at its option, to, subject to the following provisions, cure Landlord's breach or default and to deduct the costs of cure plus interest compounded monthly at the Default Rate from the date incurred until the date recovered from Rent and other charges thereafter accruing; provided, however, in no event shall Tenant have the right to deduct the costs of cure from rent if Landlord or its lender or mortgagee contests in good faith and in writing the existence of any such breach or default, unless a court of competent jurisdiction or an arbitrator, if mutually acceptable to the parties, determines that Landlord is in default and Landlord fails to pay the cost of such cure within twenty (20) days after such determination. If after Tenant receives such judgment or determination, Landlord's interest in the Project and the proceeds, income and rent received from the Project and Tenant's deduction from rent and other charges thereafter accruing are insufficient to satisfy such judgment of determination, Tenant may extend the term of this Lease, if necessary, until full credit has been obtained by Tenant.

        25. ASSIGNMENT OR SUBLETTING.

                25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part hereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, however, Tenant shall be entitled to allow its consultants, customers and investors to use the Premises for the purposes and use permitted under this Lease without obtaining Landlord's consent.

                25.2 If Tenant is a corporation the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby fifty percent (50%) or more of the issued and outstanding shares of such corporation are transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entities who were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease; provided, however, notwithstanding anything to the contrary contained herein, Landlord's consent shall not be required for a successor in interest to Tenant by merger, corporate combination or reorganization or sale of assets as long as the successor in interest assumes the obligations of Tenant under this Lease.

                25.3 If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment, then Landlord upon receipt of proof of the foregoing will consent to the assignment.

                25.4 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to Sections 25.1, 25.2 or 25.3, then at least fifteen (15) days, but not more than one hundred eighty (180) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice ("the Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character of the proposed assignee or sublessee (to the extent reasonably available), the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material economic terms and conditions of the proposed assignment or sublease in reasonable detail.

                25.5 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the successor's ability to perform the financial obligations of Tenant under this Lease (notwithstanding the assignor remaining liable for Tenant's performance), any change in use which such successor proposes to make in use of Premises and desire of Landlord to exercise rights under Section 25.8 or 25.9 to obtain cancellation of this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a transfer to a successor of poor reputation, lacking financial qualification, or seeking change in use, not by determination to elect to recapture space under the provision of Sections 25.8 and 25.9. However, if Landlord fails to object to a proposed assignment or sublease within fifteen (15) days after Tenant's written request for consent, Landlord shall be deemed to have consented to the proposed assignment.

                25.6 Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

                25.7 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

                25.8 If Tenant delivers to Landlord an Assignment Notice indicating a desire to assign, sell, hypothecate or transfer this Lease to an assignee other than as provided within Sections 25.2 or 25.3, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within fifteen (15) days after Landlord's receipt of the Assignment Notice, to terminate this Lease as of the date specified in the Assignment Notice as the Assignment Date. If Landlord exercises such option, this Lease and the term and estate hereby granted shall terminate as of the Assignment Date. No failure of Landlord to exercise such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed assignment.

                25.9 In the event Tenant give notice of intention to sublease and the sublease by itself or taken together with prior sublease(s) covers or totals substantially all of the Usable Area in the Premises and is for the period greater than sixty-five percent (65%) of the period remaining in the term of this Lease as of the time of the date of such sublease, then Landlord shall have the right, to be exercised by notice given to Tenant within fifteen (15) days after receipt of Tenant's notice to recapture the space described in the sublease. If such recapture notice is given, it shall serve to cancel and terminate this Lease as of the proposed effective date of such sublease.

                25.10 If Tenant sublets, with the consent of Landlord, the Premises or any portion thereof, then one-half (1/2) of any net consideration (after reimbursing Tenant for the cost of subleasing, including but not limited to brokerage commissions, tenant improvement allowance, free rent, lease assumption and other subtenant concessions) paid by the sublessee for the portion of the Premises being sublet that exceeds one hundred percent (100%) of the Basic Annual Rent and Additional Rental for such portion of the Premises being sublet shall be due, owing and payable from Tenant to Landlord when paid or owing under the sublease by the sublessee. For the purpose of this Section the rent for each square foot of the Premises shall be deemed equal.

                25.11 If Tenant shall sublet the Premises or any part Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

                25.12 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all rental and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant, unless Landlord exercises its right of recapture under Sections 25.8 or 25.9 above. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Demises Premises.

        26. ATTORNEYS' FEES.

                26.1 If either party becomes a party to any litigation concerning this Lease, the Premises, or the Building or Project in which the Premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

                26.2 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

        27. BANKRUPTCY.

                27.1 In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

                        (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

                        (b) A prompt cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease;

                        (c) A cash deposit in an amount at least equal to the Security Deposit originally required at time of execution of this Lease;

                        (d) The creditworthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual creditworthiness requirements and desirability standards in effect at the time of the assumption or assignment; and

                        (e) The assumption or assignment of all of Tenant's interest and obligations under this Lease.

        28. DEFINITION OF LANDLORD.

                28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from, and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership or ground lease of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

        29. ESTOPPEL CERTIFICATE.

                29.1 The parties shall within ten (10) days of written notice from the other party, execute, acknowledge and deliver to the requesting party a statement in writing substantially in the form attached to this Lease as Exhibit "D" with the blanks filled in, and on any other form reasonably requested by a proposed lender, investor or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser, investor or encumbrancer of all or any portion of the real property of which the Premises are a part.

        30. [INTENTIONALLY LEFT BLANK]

        31. LIMITATION OF LANDLORD'S LIABILITY.

                31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the Project and rents, issues and proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Building and Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title,, and interest in the Building and Project of which the Premises are a part.

                31.2 Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

                31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

        32. PROJECT CONTROL BY LANDLORD.

                32.1 Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant's quiet enjoyment and use of Premises. This reservation includes but is not limited to right of Landlord to subdivide the Project, convert the Building and or other buildings within the Project to condominium units, the right to grant easements and licenses to others and the right to maintain or establish ownerships of Building separate from fee title to land; provided, however, the exercise of any such rights by Landlord shall not interfere with Tenant's access to or use of the Premises or Common Area or increase Operating Expenses or Tenant's Rent or obligations under the Lease or reduce Tenant's rights under this Lease.

                32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of nature wherein liability is created in Tenant or if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Premises or Common Area as granted by this Lease.

        33. QUIET ENJOYMENT.

                33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Premises except as permitted by the provisions of this Lease.

        34. QUITCLAIM DEED.

                34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises and Project or other document in recordable form suitable to evidence of record termination of this Lease.

        35. RULES AND REGULATIONS.

                35.1 Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "C" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of said Rules and Regulations.

        36. SUBORDINATION AND ATTORNMENT.

                36.1 This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Project and Building of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance, attornment, and subordination agreement in such form as the lienholder, beneficiary, or mortgagee may request and as the Tenant may approve, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld. Furthermore, Landlord shall provide to Tenant, within forty-five (45) days after execution of this Lease by both parties, such a nondisturbance agreement from the beneficiary of any mortgage presently encumbering the Project. Landlord represents, covenants and warrants to Tenant that there are no liens or encumbrances against the Building or Project except for a deed of trust securing a loan from AMREIT I, Inc., and that Landlord will obtain a Nondisturbance Agreement from AMREIT I, Inc.

                36.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust as may be required by Landlord; provided Landlord shall obtain a Nondisturbance Agreement from any holder of a monetary encumbrance prior to this Lease. However, if any such mortgagee or beneficiary so elects, this Lease shall be deemed prior in time to any such mortgage or deed of trust upon or including the Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request.

                36.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided any such purchaser enters into a Nondisturbance Agreement substantially in the form of Exhibit "B" attached hereto.

        37. SURRENDER.

                37.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

                37.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

                37.3 The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Project, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building or Project, operate as an assignment of this Lease.

        38. WAIVER AND MODIFICATION.

                38.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

        39. WAIVER OF JURY TRIAL AND COUNTERCLAIMS.

                39.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment or rent, or any other sums or amounts due hereunder, Tenant will not interpose any counterclaim or whatever nature or description in any such proceedings; provided, however, that nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by Tenant.

        40. HAZARDOUS MATERIALS.

                40.1 Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined in Section 40.12 hereof) in or about the Premises which result from the operations of Tenant or Tenant's assignees, subtenants, employees, agents, contractor, licensees or invitees. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Premises by duly licensed carriers.

                40.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

                40.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's (or from Tenant's Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, including without limitation (i) diminution in value of the Premises resulting from to spillage, migration, discharge, release or improper disposal, (ii) damages for the loss or restriction on use of any portion or amenity of the Premises, (iii) damages arising from any adverse impact on marketing of space in the Building due to spillage, migration, discharge, release, improper disposal or improper use, handling, or storage,
(iv) damages and the costs of remedial work to other property in the vicinity of the Premises owned by Landlord or an affiliate of Landlord, and (v) consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant on the same basis as above for any claims which result from receipt, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises resulting from operations of Landlord or Landlord's Agents, assignees, employees, agents, contractors, licensees or invitees.

                40.4 The indemnification pursuant to the preceding Section 40.3 includes, without limiting the generality of Section 40.3, reasonable costs incurred in connection with any investigation of site conditions, cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises, or on, under or about any other property in the vicinity of the Premises owned by Landlord or an affiliate of Landlord. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, or underlying soil or groundwater, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, except that Tenant shall not be required to obtain Landlord's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority, but Tenant shall give Landlord prompt notice thereof.

                40.5 Landlord acknowledges that it is not the intent of this
Article 40 to prohibit Tenant from operating its business as described in
Article 10 or to unreasonably interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present in or upon the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Premises ("Hazardous Material Summary") and a copy of the Hazardous Material business plan prepared pursuant to Health and Safety Code Section 25500 et seq. At Landlord's request, and at reasonable times, Tenant shall make available to Landlord the latest available Hazardous Materials Summary and true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Premises for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an "owner" or "operator" of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Section 40.5 as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

                40.6 Notwithstanding other provisions of this Article 40, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that (i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

                40.7 Notwithstanding the provisions of Article 25, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question and has failed to take such action, or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

                40.8 The "Phase I Environmental Site Assessment" dated June 1998 prepared by Geocon, shall hereinafter be referred to as the "Base Line Report." The Base Line Report shall be deemed conclusive as to the condition of the Premises as of June 1998, at which time Tenant was already in occupancy of the Demised Premises.

                40.9 At any time prior to the expiration or earlier termination of the term of the

Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and at reasonable intervals (with reasonable notice) in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination was caused by use of the Premises during the term of the Lease. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 40.

                40.10 Tenant shall at its own expense cause a Phase I environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, with such report to be as complete and broad in scope as necessary to identify any impact on the Premises Tenant's operations might have had (hereinafter referred to as the "Exit Report"). Tenant shall correct any deficiencies identified in such report between the Baseline Report and Exit Report in accordance with its obligations under this Article 40 prior to the expiration or earlier termination of this Lease. This Article 40 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, and the provisions of Article 18 (Repairs and Maintenance) shall not apply thereto.

                40.11 Tenant's obligations under this Article 40 shall survive the termination of the Lease. Should Tenant employ any period of time after the expiration or earlier termination of this Lease, notwithstanding the requirements of Section 40.10 above, to complete the removal from the Premises of any such Hazardous Material, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof, except that monthly rental shall not be increased to one hundred twenty five percent (125%) of the Basic Annual Rent in effect during the last twelve (12) months of the Lease term until ninety (90) days after the expiration of the term.

                40.12 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum,
(vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section

101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

        41. [INTENTIONALLY LEFT BLANK].

        42. [INTENTIONALLY LEFT BLANK].

        43. MISCELLANEOUS.

                43.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                43.2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                43.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                43.4 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

                43.5 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

                43.6 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, General Provisions, Addendum, and Exhibits all constitute a single document and are incorporated herein.

                43.7 Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

                43.8 Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

                43.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                43.10 Inurement. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 43.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

                43.11 Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given three (3) days after time when deposited in United States Mail is sent by registered or certified mail, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Section
2.1.11 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

/ / /

/ / /

/ / /

/ / /

/ / /

/ / /

/ / /

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

NEXUS SORRENTO GLEN LLC

By: /S/ MICHAEL J. REIDY
    ------------------------------
    Michael J. Reidy

TENANT:

GENETRONICS, INC.

a California Corporation

By:   MARTIN NASH
    ------------------------------
      Its:  CEO
          ------------------------

                                   EXHIBIT "A"

                              FLOORPLAN OF PREMISES

                                   EXHIBIT "B"

                         NON-DISTURBANCE AND ATTORNMENT
                            AGREEMENT (DEED OF TRUST)

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

        1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Premises without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

        2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any window sill which violates Article 10 of the Lease Tenant shall remove said object.

        3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Premises or the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulation, to Tenant's business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Premises or of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.

        4. Except as provided in the Lease and except as prohibited by Tenant's security regulations, Landlord will furnish Tenant, free of charge, with two keys to each door and lock in the Premises. Landlord may make a reasonable charge for any additional keys.

        5. If Tenant requires telegraphic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instruction in their installation.

        6. No deliveries shall be made which impede or interfere with other tenants or the operation of the Complex. Notwithstanding the foregoing, Tenant may receive deliveries on a 24-hour basis.

        7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Premises. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the

Premises to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment to other property shall be repaired at the expense of Tenant.

        8. Except with the prior written consent of Landlord, Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

        9. Landlord reserves the right, upon thirty (30) days prior written notice, without liability to Tenant, to change the name and street address of the Premises and/or the Building, provided that Landlord shall reimburse Tenant for the cost of replacing stationery in Tenant's possession or irrevocably ordered as part of the date of the notice.

        10. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

        11. Tenant shall not obtain for use on the Premises food (other than vending machines), beverage (other than vending machines), towel (subject to paragraph 25 of these Rules and Regulations) or other similar services or accept barbering or bootblacking services upon the Premises, except as may be fixed by Landlord.

        12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

        13. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets of any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building or Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

        14. Except as part of the approved plans or as provided in the Lease, or with the consent of Landlord, which shall not be unreasonably withheld or delayed, Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Premises. Tenant shall not interfere with radio or television broadcasting or reception from or in the Premises or elsewhere.

        15. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except s approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

        16. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Premises or the Building are prohibited, and Tenant shall cooperate to prevent such activities.

        17. Landlord reserves the right to exclude or expel from the Premises or the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

        18. Except as part of the approved space plans or as provided in the Lease, or with the consent of Landlord, Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

        19. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing except for manufacturing pilot plants for clinical trial pre-production lots of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages of use of microwave ovens for employees' use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        20. Tenant shall not use in any space or in the public halls of the Premises any hand truck except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Premises.

        21. Without the written consent of the Landlord, Tenant shall not use the name of the Premises or the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

        22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        23. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

        24. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, provided such waiver shall not materially interfere with Tenant's rights under the Lease, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

        25. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's lease of its Premises.

        26. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such non-discriminatory Rules and Regulations hereinabove stated and any additional rules and regulations are adopted.

        27. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT "D"

                             FORM OF ESTOPPEL LETTER